Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  |    |

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

AXCAN INTERMEDIATE HOLDINGS INC.

(Exact name of obligor as specified in its charter)

Delaware	74-3249870
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

22 Inverness Center Parkway Suite 310 Birmingham, Alabama	35242
(Address of principal executive offices)	(Zip code)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices
Acquisition Co. No. 1	Delaware	5122	63-1244392	22 Inverness Center Parkway Suite 310 Birmingham, AL 35242

Acquisition No. 5 LLC	Delaware	5122	Disregarded Entity for US tax purposes (No EIN)	22 Inverness Center Parkway Suite 310 Birmingham, AL 35242

Axcan Canada (Invest) ULC	Nova Scotia	5122	98-0567599	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Coöperatieve U.A.	The Netherlands	5122	98-0567659	Frederik Roeskestraat 123 Amsterdam, The Netherlands 1076EE

Axcan LuxCo 1 S.àr.l.	Luxembourg	5122	98-0567654	5, rue Eugene Ruppert L-2453, Luxembourg

Axcan LuxCo 2 S.àr.l.	Luxembourg	5122	98-0567677	5, rue Eugene Ruppert L-2453, Luxembourg

Axcan Nova Scotia 1 ULC	Nova Scotia	5122	98-0567597	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Nova Scotia 2 ULC	Nova Scotia	5122	98-0567584	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Nova Scotia 3 ULC	Nova Scotia	5122	98-0567647	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Pharma (U&V) Inc.	Delaware	5122	98-0114076	22 Inverness Center Parkway Suite 310 Birmingham, AL 35242

Axcan Pharma Inc.	Quebec	5122	13-7386306	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan Pharma US, Inc.	Delaware	5122	23-2639766	22 Inverness Center Parkway Suite 310 Birmingham, AL 35242

Axcan US LLC	Delaware	5122	98-0567585	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

Axcan US Partnership 1 LP	Delaware	5122	26-1960362	597 Laurier Blvd. Mont-Saint-Hilaire, Quebec J3H 6C4, Canada

9.25% Senior Secured Notes due 2015

12.75% Senior Notes due 2016

Guarantees of the Additional Registrant Guarantors with respect to the

9.25% Senior Secured Notes due 2015 and

Guarantees of the Additional Registrant Guarantors with respect to the 12.75% Senior Notes due 2016

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of September, 2008.

THE BANK OF NEW YORK MELLON

By:	/S/ FRANCA M. FERRERA
Name:	FRANCA M. FERRERA
Title:	ASSISTANT VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2008, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,463,000
Interest-bearing balances	31,232,000
Securities:
Held-to-maturity securities	1,631,000
Available-for-sale securities	24,769,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	19,485,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	33,282,000
LESS: Allowance for loan and lease losses	244,000
Loans and leases, net of unearned income and allowance	33,038,000
Trading assets	4,207,000
Premises and fixed assets (including capitalized leases)	906,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	760,000
Not applicable
Intangible assets:
Goodwill	2,495,000
Other intangible assets	998,000
Other assets	7,072,000

Total assets	130,062,000

LIABILITIES
Deposits:
In domestic offices	34,562,000
Noninterest-bearing	20,410,000
Interest-bearing	14,152,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	64,413,000
Noninterest-bearing	2,092,000
Interest-bearing	62,321,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	884,000
Securities sold under agreements to repurchase	89,000
Trading liabilities	3,678,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,999,000
Not applicable
Not applicable
Subordinated notes and debentures	2,940,000
Other liabilities	12,854,000

Total liabilities	121,419,000

Minority interest in consolidated subsidiaries	133,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,375,000
Retained earnings	6,131,000
Accumulated other comprehensive income	-1,131,000
Other equity capital components	0
Total equity capital	8,510,000

Total liabilities, minority interest, and equity capital	130,062,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Steven G. Elliott Robert P. Kelly	Directors